UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2003

MICROBEST, INC.

(Exact name of registrant as specified in its charter)

MINNESOTA	0-28137	41-1864003
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5840 Corporate Way, Suite 200
West Palm Beach, FL	33407
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (561) 995-9770

Item 4. Changes in Registrant’s Certifying Accountant.

On July 7, 2003, Ahearn, Jasco + Company, P. A. (“AJC”) provided a letter to the Board of Directors of Microbest, Inc. (the “Registrant”), in which they resigned as the Registrant’s independent auditors and certified public accountants. See AJC’s July 7, 2003 letter attached to this Form 8-K as Exhibit 16(a).

During the period of AJC’s engagement, there were no disagreements between the Registrant and AJC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AJC, would have caused AJC to make reference thereto in connection with their report to the subject matter of the disagreements. The accountants’ report on the financial statements of the Registrant for the fiscal years ended December 31, 2001 and 2000 contained within the Registrant’s Form 10-KSB for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Registrant’s ability to continue as a going concern.

The Registrant has requested that AJC provide it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of AJC’s letter, dated July 16, 2003, is filed as Exhibit 16(b) to this Form 8-K.

Item 5. Other Events

The Company is not in compliance with the reporting requirements pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 in that it filed Form 10-QSB for the quarter ended September 30, 2002 without the required review by an independent accountant; it has not filed Form 10-KSB, for the year ended December 31, 2002; it has not filed Form 10-QSB, for the quarter ended March 31, 2003 and anticipates it will not timely file Form 10-QSB for the quarter ended June 30, 2003, all because the Company lacks the funds to pay its independent auditor for the required audit and reviews.

The Company continues to be unable to generate positive cash flow from operations. The Company had previously met the shortfall in its cash flow through the private placement sale of unregistered shares of its common stock.

In the fall of 2002 the NASD blocked the return of trading of the Company’s common stock to the OTC/BB, because of a legal matter involving major stockholders, which does not involve the Company. This action by the NASD has effectively removed this source of funding to the Company. Management continues to seek a resolution to this problem but can give no assurance that it will be successful.

On May 31, 2003 the Company closed its executive offices at 751 Park of Commerce Drive, Suite 122, Boca Raton, FL 33487 as an economy measure and moved to smaller executive offices at 5840 Corporate Way, Suite 200, West Palm Beach, FL 33407.

Item 7. Financial Statements and Exhibits

c) Exhibits

16 Letters re Change of Certifying Accountant

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROBEST, INC.
(Registrant)

Date July 22, 2003	/s/ Michael J. Troup
Michael J. Troup, Chief Executive Officer and Chairman

3

Exhibit Index

Exhibit Number	Exhibit Description
16.1	Letter re Change of Certifying Accountant
16.2	Letter